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                                                                   EXHIBIT 99.2
                                                                   ------------


                         NOTICE OF GUARANTEED DELIVERY

                                      for

           Tender of 11 3/4% First Mortgage Notes due 2003, Series A
                                in Exchange for

                11 3/4% First Mortgage Notes due 2003, Series B

                      STATIA TERMINALS INTERNATIONAL NV.
                     STATIA TERMINALS CANADA, INCORPORATED

         This form or one substantially equivalent hereto must be used by a holder to accept the Exchange Offer of Statia Terminals International N.V, a Netherlands Antilles Corporation ("Statia"), and Statia Terminals Canada, Incorporated, a Nova Scotia, Canada Corporation ("Statia Canada", and together with Statia, the "Company"), who wishes to tender 11 3/4% First Mortgage Notes due 2003, Series A (the "Old Notes") to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery Procedures" of the Company's Prospectus, dated February __, 1997 (the "Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______________, 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offer is:

                              MARINE MIDLAND BANK

       By Registered or Certified
      Mail or by Overnight Courier:               By Hand:

           Marine Midland Bank              Marine Midland Bank
              140 Broadway                     140 Broadway
                Level A                           Level A
         New York, NY 10005-1180           New York, NY 10005-1180
    Attn: Corporate Trust Operations   Attn: Corporate Trust Operations


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                                                                   EXHIBIT 99.2
                                                                         Page 2

                                 By Facsimile:

                              Marine Midland Bank
                          Corporate Trust Operations
                           Facsimile: (212) 658-2292

                             Confirm by Telephone:

                                (212) 658-5931

                 _____________________________________________


         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED BOX ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.


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                                                                   EXHIBIT 99.2
                                                                         Page 3

Ladies and Gentlemen:

         The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

         The undersigned hereby tenders the Old Notes listed below:


  CERTIFICATE NUMBER(S)               AGGREGATE                AGGREGATE
(IF KNOWN) OF OLD NOTES OR            PRINCIPAL                PRINCIPAL
  ACCOUNT NUMBER AT THE                AMOUNT                   AMOUNT
   BOOK-ENTRY FACILITY               REPRESENTED               TENDERED
__________________________           ___________               _________










                           PLEASE SIGN AND COMPLETE


Signatures of Registered Holder(s) or
Authorized Signatory:

______________________________
                                                Date:_________________________

______________________________
                                                Address:

Name(s) of Registered Holder(s):                ______________________________

______________________________                  ______________________________

______________________________                  Area Code and Telephone No.:

                                                ______________________________


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                                                                   EXHIBIT 99.2
                                                                         Page 4

         This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                     PLEASE PRINT NAME(S) AND ADDRESS(ES)

Names(s):

____________________________________________

____________________________________________

____________________________________________

Capacity:

____________________________________________

Address(es):


____________________________________________

____________________________________________



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                                                                   EXHIBIT 99.2
                                                                         Page 5

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of either (i) the Letter of Transmittal (or facsimile thereof), together with the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, or (ii) a properly transmitted Agent's Message as described in the Prospectus under the caption "Exchange Offer--Procedures For Tendering," as the case may be, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.


Name of Firm:

___________________________              ________________________________
                                         (AUTHORIZED SIGNATURE)

Address:

___________________________              Name:___________________________
         (INCLUDE ZIP CODE)

                                         Title:____________________________
Area Code and Tel. Number:                     (PLEASE TYPE OR PRINT)

___________________________              Date:______________________, 19__


DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.



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                                                                   EXHIBIT 99.2
                                                                         Page 6

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

         1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

         2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

                  If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

                  If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

         3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.